EXHIBIT 1.01

APPLIED MATERIALS, INC.

CONFLICT MINERALS REPORT

FOR YEAR ENDED DECEMBER 31, 2014

This is the Conflict Minerals Report of Applied Materials, Inc., including its subsidiaries (collectively, “Applied” or the “Company”), prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. Terms used in this report have the meaning specified in Rule 13p-l and/or Form SD issued by the Securities and Exchange Commission, except as otherwise expressly defined herein. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite (coltan) and wolframite (and their derivatives, tin, tantalum and tungsten, respectively), and gold, regardless of the geographic origin of the minerals and whether or not they fund armed conflict. This report pertains to products manufactured from January 1 through December 31, 2014 for which any conflict minerals are necessary to the functionality or production of the product, as described further below.

Company Overview

Applied provides manufacturing equipment and services (including spare parts) to the global semiconductor, flat panel display, solar and related industries, and reports these products under four segments: the Silicon Systems Group, Display, Energy and Environmental Solutions, and Applied Global Services.

Applied does not directly purchase raw ore or unrefined conflict minerals, nor does it have a direct relationship with any mines of origin or with any smelters or refiners (collectively, “smelters”) that process these minerals. Rather, Applied is a downstream company with an extensive and complex supply chain from which it purchases parts, components and assemblies (collectively, “Parts”). The Company’s manufacturing activities consist primarily of the assembly, testing and integration of various proprietary and commercial Parts that are used to manufacture systems. Applied has a distributed manufacturing model under which manufacturing and supply chain activities are conducted at its facilities, or those of contract manufacturers, located in various countries. Applied’s equipment products, due to their size and complexity, generally consist of thousands of Parts sourced from a multitude of suppliers. Applied relies on its direct suppliers to provide information on the origin of any conflict minerals contained in Parts they sell to the Company, including the source of conflict minerals they obtain from lower tier suppliers and smelters.

Products Covered by this Report

Tantalum, tin, tungsten and gold are metals commonly used in the electronics and related industries due to physical properties that make them well-suited for a variety of applications, such as in cables, printed circuit boards, power supplies, capacitors, solder alloys and certain plastics. As a result, all or substantially all of Applied’s equipment products, and many of its spare parts products, manufactured in 2014 include components for which one or more conflict minerals are necessary to the functionality or production of the product and are therefore considered “Covered Products” for purposes of this report. The following is a general description of Covered Products by reporting segment.

Silicon Systems Group. The Silicon Systems Group provides equipment used by integrated device manufacturers and foundries to fabricate memory, logic and other types of semiconductor chips, which may entail more than 500 steps involving multiple processes to complete the manufacturing cycle. These systems perform various processes used in chip fabrication, including atomic layer deposition (ALD), chemical mechanical planarization (CMP), chemical vapor deposition (CVD), electrochemical deposition

(ECD), etch, ion implantation, mask-making, metrology and inspection, physical vapor deposition (PVD), rapid thermal processing (RTP), and others. Most of these are single-wafer systems with multiple process chambers attached to one of eight basic platforms: the Endura®, Centura®, Producer®, CentrisTM, Reflexion®, Raider®, VIISta® and Vantage® platforms.

Display. This segment encompasses equipment for manufacturing liquid crystal displays (LCDs), organic light-emitting diodes (OLEDs) and other display technologies for televisions, personal computers, tablets, smartphones and other consumer-oriented products, including its line of Applied AKT®-PECVD systems. The latest generation (Gen-10) systems can process large-size substrates that enable the production of up to six 65-inch LCD TV screens per substrate. Applied is extending its core LCD technology to provide equipment that enables more advanced displays based on newer materials, for example the AKT-PiVot™ PVD system for metal oxide, while the AKT-NEW ARISTO™ system is used for manufacturing the color filter of LCD panels. This segment also includes electron beam array testing (EBT) systems to assure display quality, including the Gen-10 AKT-90K EBT product.

Energy and Environmental Solutions. The Energy and Environmental Solutions segment includes systems for fabricating wafer-based crystalline silicon (c-Si) cells and modules, as well as high-throughput, roll-to-roll vacuum web coating systems. Solar PV fabrication systems include cell-manufacturing, wafer manufacturing and ion implantation systems designed to increase the conversion efficiency and yields of crystalline silicon solar PVs and help reduce the cost-per-watt of solar generated electricity. The high-throughput roll-to-roll coating systems, such as the Applied SmartWeb® system, enable the deposition of a range of films on flexible substrates for flexible electronics, packaging and other applications.

Applied Global Services. This segment encompasses spare parts (along with a range of other service products) to enhance the performance of Applied Materials semiconductor, display and solar tools at customer sites and to improve customers’ operating efficiency, optimize their operating costs, and lessen the environmental impact of their factories. The segment also offers new and remanufactured 200mm legacy semiconductor equipment.

Applied’s Conflict Minerals Compliance Program and Findings

Applied conducted in good faith a reasonable country of origin inquiry (“RCOI”) that it believes was reasonably designed to determine whether any of the necessary conflict minerals in its Covered Products manufactured in 2014 originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “DRC”) or were from recycled or scrap sources. Applied discovered almost no evidence of sourcing from the DRC—the sole DRC smelter identified by an Applied supplier is located in Rwanda and is CFSI “Compliant,” as defined further below. Based on its RCOI, Applied determined it had insufficient information to conclude either (i) that all of its necessary conflict minerals originated outside the DRC or from CFSI “Compliant” sources within the DRC, or (ii) that all of its necessary conflict minerals came from recycled or scrap sources.

Applied therefore undertook further due diligence on the source and chain of custody of necessary conflict minerals contained in its Covered Products. Its due diligence approach was designed to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition and the related Supplements (“OECD Guidance”).

For calendar year 2014 Applied identified the top direct (or first-tier) suppliers in terms of total spend, as well as other suppliers considered reasonably likely to provide Parts containing conflict minerals, to arrive at a target list of suppliers to be contacted (the “Surveyed Suppliers”). These Surveyed Suppliers

represent over two-thirds of the Company’s actual total expenditures to all direct suppliers for fiscal year 2014.1 Of the Surveyed Suppliers who responded, 37% reported they did not provide Parts containing conflict minerals. Sixty-three percent of the Surveyed Suppliers reported they provided one or more Parts containing conflict minerals; 98% percent of these suppliers provided smelter names, or in some cases further information such as country location. Of the Surveyed Suppliers who reported Parts containing conflict minerals, 89% declared that at least some minerals originated from recycled or scrap sources, although with few exceptions, none were traced to a particular Part.

The below table summarizes certain information pertaining to smelters identified by Surveyed Suppliers. As defined by the Conflict-Free Sourcing Initiative (“CFSI”), “Compliant” smelters are those smelters that have undergone a third party audit, have systems in place to assure sourcing of only DRC conflict free materials, and are therefore identified as compliant with CFSI’s Conflict-Free Smelter Program. “Active” smelters are those that have agreed in writing to produce information and are actively progressing towards a third party audit. The CFSI, of which Applied is a member, was founded by the Electronics Industry Citizenship Coalition (“EICC”) and the Global eSustainability Initiative. The classification of smelters as Compliant or Active is as of April 3, 2015.

Number of CFSI “Compliant” smelters	268
Number of CFSI “Active” smelters	44
Number for which further information is needed to determine CFSI status (“unclassified smelters”)	3,898	*
Number of unclassified smelters reported to be located in the DRC	0
Number of non-DRC countries in which unclassified smelters were reported to be located	67

*	Actual number may be lower as data may include distributors or other entities improperly classified as smelters or other inaccuracies.

Attached as Appendix A is a list of the smelters identified by the Surveyed Suppliers as the facilities that process conflict minerals necessary to their products and that either are (a) CFSI Compliant or (b) CFSI Active. Since the majority of the Surveyed Suppliers reported smelter information at the company level and not at the product level, we do not know with certainty that the smelters reported, including those listed in Appendix A, processed minerals that were used in the Parts we purchased.

Applied did not discover any evidence of sourcing from the DRC as a result of its due diligence, except in one case, in which one supplier reported that its Parts may include minerals processed by a smelter located in Rwanda that is CFSI Compliant. The majority of Applied’s Surveyed Suppliers did not identify the specific smelter that processed conflict minerals contained in a particular Part. In addition, for the significant majority of smelters reported by these Suppliers, there is inadequate information available to assess the source of the conflict minerals they process. Therefore, for Covered Products manufactured in 2014, Applied concluded in good faith that it lacks sufficient information to trace the chain of custody of any conflict minerals contained in its Covered Products up through the supply chain to a specific smelter or, in turn, to a country or mine of origin.

Applied’s Due Diligence Process

Applied’s due diligence approach on the source and chain of custody of its necessary conflict minerals was designed to conform in all material respects with the OECD Guidance. The OECD Guidance is an internationally-recognized due diligence framework consisting of a multi-step, risk-based process,

[1]	Applied’s fiscal year ends on the last Sunday in October.

certain aspects of which differ depending in part on the position of a company in the supply chain. Applied is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter.

As a downstream provider of finished products, Applied does not have direct relationships with smelters and does not perform or specify audits of such entities upstream in its supply chain. Through its membership and participation in the EICC, CFSI and related working groups, Applied believes that seeking reliable information about smelters in its supply chain from its direct suppliers represents a reasonable and cost-effective step to determine the mines or other locations of origin of conflict minerals in its products.

Risk Identification and Assessment

In light of the complexity of its supply chain, Applied used a risk-based approach in designing the scope of its RCOI and due diligence process. As previously noted, the Company identified its top direct (or first-tier) suppliers in terms of total spend, as well as other suppliers considered reasonably likely to provide Parts containing conflict minerals, to arrive at the target list of Surveyed Suppliers. Applied also relied on information obtained through multi-industry-wide, smelter-certification resources, such as the CFSI Conflict-Free Smelter Program.

To collect information on the conflict minerals that may be in Covered Products manufactured in 2014, Applied used the Conflict Minerals Reporting Template (the “Template”) developed by the CFSI. Applied contacted the Surveyed Suppliers and requested them to complete and return the Template with respect to Parts they supply to the Company. The Template was designed to facilitate a supplier’s disclosure of information regarding conflict minerals contained in the supplier’s products, including the country of origin and the name and location of the smelters that process the conflict minerals.

Applied received wholly or partially completed Templates from 99% of its Surveyed Suppliers. The majority of the responding Surveyed Suppliers provided data at a company or “user defined” level, rather than at a Part number level, a permitted option under the Template. Those suppliers who reported at a user defined level reported data at the business division level. Applied reviewed responses against its criteria to determine which required further engagement, such as those with incomplete, untimely or inconsistent information, and made further inquiries of those suppliers. In addition, Applied checked the smelters identified by the Surveyed Suppliers against the lists published by CFSI of Compliant and Active smelters.

Applied was not required to, and it did not, obtain an independent private sector audit of its due diligence approach.

Risk Mitigation Strategy and Future Due Diligence

As part of its risk management strategy, Applied’s designated senior management received information regarding the Surveyed Suppliers’ responses, including those who failed to respond adequately to the Company’s requests for information. Through support of senior management, increased training and supplier outreach, our supplier responsiveness rate increased in comparison with calendar year 2013 from 83% to 99%.

Applied intends to continue to expand its supplier outreach effort through training and additional communications; to enhance its process to identify suppliers who fail to provide a completed Template or do not provide complete and accurate smelter information; and to focus on efforts to verify and improve the accuracy of information obtained from suppliers through the use of software solutions and other means. We also intend to improve our ability to link the smelter information our suppliers provide to specific products they supply to Applied. Applied further has undertaken to report relevant smelter information it obtains to CFSI, and to encourage its suppliers to reach out (or to encourage their own suppliers to reach out) to upstream smelters that provide them with conflict minerals and request that such smelters obtain a “conflict-free” designation from an industry program such as the Conflict-Free Smelter Program.

Forward-Looking Statement Disclaimer

This report includes forward-looking statements, including but not limited those regarding Applied’s expected future supplier diligence and engagement efforts and development of related processes. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from current expectations, including but not limited to: regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; industry developments relating to supply chain diligence, disclosure and other practices; and other risks described in our most recent Form 10-Q and other SEC filings. Forward-looking statements are based on estimates, projections and assumptions as of May 28, 2015, and Applied undertakes no obligation to update any such statements.

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Appendix A

Section 1: Smelters/refiners that are CFSI Compliant

Metal	Smelter / Refiner Name	Country	Smelter ID
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION	CID000028
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	China National Gold Group Corporation	CHINA	CID000242
Gold	Chugai Mining	JAPAN	CID000264

Gold	Colt Refining	UNITED STATES	CID000288
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
Gold	Doduco	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	Johnson Matthey Inc	UNITED STATES	CID000920
Gold	Johnson Matthey Ltd	CANADA	CID000924

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	KGHM Polska Miedz Spólka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID001093
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Met-Mex Peñoles, S.A.	MEXICO	CID001161
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	MMTC-PAMP India Pvt. Ltd	INDIA	CID002509
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co. LTD	JAPAN	CID001259
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal	NETHERLANDS	CID001573

Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co Ltd	JAPAN	CID002129
Gold	Yunnan Copper Industry Co Ltd	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co. Ltd	CHINA	CID002243
Tin	China Rare Metal Materials Company	CHINA	CID000244
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278
Tin	Alpha	UNITED STATES	CID000292
Tin	Cooper Santa	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV JusTindo	INDONESIA	CID000307
Tin	CV Makmur Jaya	INDONESIA	CID000308
Tin	CV Nurjanah	INDONESIA	CID000309
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538
Tin	Gejiu Zi-Li	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760
Tin	Jiangxi Nanshan	CHINA	CID000864

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Metallo Chimique	BELGIUM	CID001143
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	OMSA	BOLIVIA	CID001337
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Donna Kembara Jaya	INDONESIA	CID002473

Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Rajwa International	INDONESIA	CID002475
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin investment	INDONESIA	CID001466
Tin	PT Singkep Times Utama	INDONESIA	CID002476
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
Tin	PT Tambang Timah	INDONESIA	CID001477
Tin	PT Timah (Persero), Tbk	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
Tin	Rui Da Hung	TAIWAN	CID001539

Tin	Soft Metais, Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Co., Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp	UNITED STATES	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA	CID002512
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	KEMET Blue Metals	MEXICO	CID002539

Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Phoenix Metal Ltd	RWANDA	CID002507
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex	UNITED STATES	CID001891
Tantalum	Ulba	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material CO.,LTD	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307
Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232

Section 2: Smelters/refiners that are CFSI Active

Metal	Smelter / Refiner Name	Country	SmelterID
GOLD	Asaka Riken Co Ltd	JAPAN	CID000090
GOLD	Cendres + Metaux SA	SWITZERLAND	CID000189
GOLD	Doduco	GERMANY	CID000362
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA	CID001756
GOLD	Torecom	SOUTH KOREA	CID001955
GOLD	Yamamoto Precision Metals	JAPAN	CID002100
GOLD	Yokohama Metal Co Ltd	JAPAN	CID002129
TIN	China Tin Group Co., Ltd.	CHINA	CID001070
TIN	CV Gita Pesona	INDONESIA	CID000306
TIN	CV JusTindo	INDONESIA	CID000307
TIN	CV Murjanah	INDONESIA	CID000309
TIN	Fenix Metals	POLAND	CID000468
TIN	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
TIN	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
TIN	PT Artha Cipta Langgeng	INDONESIA	CID001399
TIN	PT BilliTin Makmur Lestari	INDONESIA	CID001424
TIN	PT Inti Stania Prima	INDONESIA	CID002530
TIN	PT Karimun Mining	INDONESIA	CID001448
TIN	PT Sumber Jaya Indah	INDONESIA	CID001471
TIN	Rui Da Hung	TAIWAN	CID001539
TIN	Soft Metais, Ltda.	BRAZIL	CID001758
TIN	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158
TUNGSTEN	A.L.M.T Corp.	JAPAN	CID000004
TUNGSTEN	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA	CID000218
TUNGSTEN	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
TUNGSTEN	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	CID000258
TUNGSTEN	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
TUNGSTEN	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
TUNGSTEN	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
TUNGSTEN	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
TUNGSTEN	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
TUNGSTEN	H.C. Starck GmbH	GERMANY	CID002541
TUNGSTEN	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
TUNGSTEN	Hunan Chenzhou Mining Group Co	CHINA	CID000766
TUNGSTEN	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
TUNGSTEN	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

TUNGSTEN	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
TUNGSTEN	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
TUNGSTEN	Kennametal Fallon	UNITED STATES	CID000966
TUNGSTEN	Kennametal Huntsville	UNITED STATES	CID000105
TUNGSTEN	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
TUNGSTEN	Wolfram Company CJSC	RUSSIA	CID002047
TUNGSTEN	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095